UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PETROQUEST ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PETROQUEST ENERGY, INC.

400 E. Kaliste Saloom Road, Suite 6000

Lafayette, Louisiana 70508

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, May 21, 2013

This supplement to proxy statement, dated April 9, 2013, supplements the definitive proxy statement filed by PetroQuest Energy, Inc. with the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2013 and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for the 2013 Annual Meeting of Stockholders to be held on Tuesday, May 21, 2013 at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Boulevard, Lafayette, Louisiana 70508, and at any adjournments or postponements of the meeting.

This supplement is being filed with the SEC and is being made available to our stockholders on April 9, 2013. Only our stockholders at the close of business on the record date, March 25, 2013, are entitled to attend and vote at the meeting.

Except as described in this supplement, the information provided in the definitive proxy statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the definitive proxy statement, the information in this supplement is more current. The definitive proxy statement contains important additional information. This supplement should be read in conjunction with the definitive proxy statement.

Supplemental Disclosure Concerning Proposal 2 - Adoption of the 2013 Incentive Plan

The purpose of this supplement is to provide updated information about our existing 1998 Incentive Plan in connection with the stockholders’ approval of the 2013 Incentive Plan, as described in “Proposal 2 – Adoption of the 2013 Incentive Plan” of the definitive proxy statement. The following paragraph replaces the first paragraph of the “General” section of “Proposal 2 – Adoption of the 2013 Incentive Plan” of the definitive proxy statement in its entirety:

As of March 25, 2013, the Company had 847,194 shares of common stock available for future awards under the PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective May 14, 2008 (the “1998 Incentive Plan”). In order to ensure shares of common stock will be available for future awards and to update the plan, the Company has determined to freeze the 1998 Incentive Plan and adopt the 2013 Incentive Plan. If the stockholders approve the 2013 Incentive Plan, no new awards will be granted under the 1998 Incentive Plan. In addition, the Company does not expect to grant any new awards under the 1998 Incentive Plan between March 25, 2013 and the scheduled date of approval of the 2013 Incentive Plan. As of March 25, 2013, 1,512,716 shares of restricted common stock and stock options to purchase 1,899,523 shares of common stock with a weighted exercise price of $5.5671 per share and a weighted average remaining term of 4.5809 years were outstanding under the 1998 Incentive Plan. Once these awards are cancelled, forfeited or otherwise expire, or the transfer restrictions on shares of restricted common stock lapse, the 1998 Incentive Plan will be terminated. All future grants of awards for shares of common stock will be under the 2013 Incentive Plan. If the stockholders do not approve the 2013 Incentive Plan, the 1998 Incentive Plan will not be frozen and the remaining 847,194 shares of common stock will continue to be available for awards under the 1998 Incentive Plan.